Exhibit 99.1

      WINDROSE MEDICAL PROPERTIES TRUST REPORTS THIRD QUARTER 2006 RESULTS

    Third Quarter Highlights:

     - Reported quarterly rental revenues of $24.7 million, up 106.2% from third quarter 2005

     - Generated funds from operations (FFO) of $0.19 per share on a fully diluted basis after $2.4 million in merger related expenses

     -  Acquired three specialty medical properties for $26.2 million

     - Declared quarterly dividends of $0.235 per common share and $0.46875 per preferred share

     - Announced definitive merger agreement pursuant to which Health Care REIT will acquire Windrose

    INDIANAPOLIS, Nov. 3 /PRNewswire-FirstCall/ -- Windrose Medical Properties Trust (NYSE: WRS), a self-managed specialty medical properties REIT, announced today financial results for the third quarter ended September 30, 2006.

    Financial and Operating Results

    Windrose reported third quarter 2006 rental revenues of $24.7 million, compared to $12.0 million for the third quarter 2005, a 106.2% increase. Third quarter 2006 corporate general and administrative expenses were $4.0 million, compared to $1.1 million for the same quarter in 2005. Third quarter 2006 general and administrative expenses were $1.6 million excluding merger related expenses of $2.4 million.

    Third quarter 2006 net loss was $462,000, compared to net income of $1.5 million for the third quarter 2005. Third quarter 2006 net loss available for common shareholders after preferred dividends was $1.5 million, or $0.07 per share based on 20.9 million weighted average common shares outstanding, compared to net income available to common shareholders of $524,000, or $0.04 per diluted share based on 14.2 million weighted average common and dilutive shares outstanding, for the third quarter 2005.

    Third quarter 2006 funds from operations (FFO), comprised of net income plus depreciation and amortization from real estate assets, was $4.0 million, or $0.19 per share on an increased number of shares, compared to $3.3 million, or $0.24 per diluted share, for the third quarter 2005. Third quarter 2006 funds available for distribution (FAD), which consists of FFO adjusted primarily for straight-line rent, above/below market rents, and amortization of deferred financing fees, was $3.7 million, compared to $3.2 million for the third quarter 2005.

    Hospital Affiliates Development Corp. (HADC), Windrose's taxable development subsidiary, generated a third quarter 2006 pre-tax profit of approximately $20,000, as compared to a third quarter 2005 pre-tax profit of approximately $44,000. The third quarter 2006 after-tax profit was approximately $12,000, compared to a third quarter 2005 after tax profit of approximately $26,000.

    In August 2006, Windrose acquired three specialty hospitals for $26.2 million. With more than 169,000 rentable square feet, the transaction diversified the Company's portfolio into the long-term acute care and rehabilitation sectors.

    In September 2006, the definitive merger agreement was signed pursuant to which Health Care REIT will acquire Windrose. Pending completion of the merger, as part of the agreement, Windrose received from Health Care REIT a line of credit for $125.0 million primarily to fund acquisitions between the execution of the merger agreement and completion of the merger.

    Windrose acquired in October 2006 a medical office building in Middletown, NY for $18.9 million. This multi-tenant property contributed over 100,000 rentable square feet to the Windrose portfolio.

    Fred Klipsch, Chairman and Chief Executive Officer, remarked, "Our third quarter revenues increased 106% to $24.7 million, driven by our expanded property portfolio that reached $748 million in gross asset value at quarter end. We continued to acquire high quality, specialty properties bringing our total 2006 year-to-date acquisitions to $74.5 million."

    Distributions

    As previously announced, Windrose's Board of Trustees declared a third quarter 2006 dividend of $0.235 per common share. The dividend is payable on November 21, 2006 to shareholders of record on November 10, 2006. The Board of Trustees declared a quarterly dividend of $0.46875 per 7.5% Series A cumulative convertible preferred share. This dividend is payable on November 21, 2006 to preferred shareholders of record on November 6, 2006.

    Conference Call and Webcast

    Windrose will host a conference call to discuss third quarter results on Friday, November 3, 2006 at 11:00 a.m. Eastern Time. The conference call will be accessible by telephone and through the Internet. Telephone access is available by dialing (877) 407-0778 for domestic callers, and (201) 689-8565 for international callers. Those interested in listening to the conference call should dial into the call approximately 10 minutes before the start time.

    A live webcast of the conference call will be available online at www.windrosempt.com. After the live webcast, the call will remain available on Windrose Medical Properties Trust's website, www.windrosempt.com, through December 3, 2006. In addition, a telephonic replay of the call will be available through November 17, 2006. The replay dial-in numbers are (877) 660-6853 for domestic callers and (201) 612-7415 for international. Please use account number 286 and conference ID number 217486.

    About Windrose

    Windrose is a self-managed real estate investment trust (REIT) based in Indianapolis, Indiana with offices in Nashville, Tennessee. Windrose was formed to acquire, selectively develop and manage specialty medical properties, such as medical office buildings, ambulatory surgery centers, outpatient treatment diagnostic facilities, physician group practice clinics, specialty hospitals and treatment centers.

    Non-GAAP Financial Measures

    This press release contains non-GAAP financial information that is generally provided by most publicly-traded REITs and that we believe may be of interest to the investment community. Reconciliation of all non-GAAP financial measures to GAAP financial measures are included in the schedule accompanying this press release and on Windrose's web site at www.windrosempt.com under the heading "Financial Reports" on the "Investor Center" section of Windrose's web site.

    Windrose believes that FFO is helpful in understanding Windrose's operating performance in that FFO excludes depreciation and amortization expense on real estate assets. Windrose believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. FFO should not be considered as an alternative to cash flows from operating, investing and financing activities as a measure of liquidity. The White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in April 2002 defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, plus real estate related depreciation and amortization and comparable adjustments for Windrose's portion of these items related to unconsolidated entities and joint ventures. A reconciliation of Windrose's third quarter 2006 and 2005 FFO to net income, the most directly comparable GAAP measure, is included in a schedule accompanying this press release.

    Windrose's management considers funds available for distribution ("FAD") to be a useful liquidity measure because FAD provides investors with an additional basis to evaluate the ability of Windrose to incur and service debt and to fund capital expenditures and distributions to shareholders and unit holders. Windrose derives FAD by adjusting FFO for certain non-cash items such as the straight line rent adjustment, above/below market lease rents, amortization of loan fees, and depreciation of property, plant and equipment. A reconciliation of Windrose's third quarter 2006 and 2005 FAD to net income, the most directly comparable GAAP measure, is included in a schedule accompanying this press release.

    Safe Harbor

    Some of the statements in this news release, including those related to this earnings report, constitute forward-looking statements. Such statements include, in particular, statements about our beliefs, expectations, plans and strategies that are not based on historical facts. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond our control, which may cause our actual results to differ significantly from those expressed in any forward- looking statement. The factors that could cause actual results to differ materially from current expectations include the completion of the merger with Health Care REIT, adverse changes in healthcare laws, changes in economic and general business conditions, competition for specialty medical properties, our ability to finance our operations, regulatory conditions and other factors described from time to time in filings we make with the Securities and Exchange Commission including our Annual Report on Form 10-K for the year ended December 31, 2005. The forward-looking statements contained herein represent our judgment as of the date hereof, and we caution readers not to place undue reliance on such statements. We do not undertake to publicly update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

                        Windrose Medical Properties Trust
                  Condensed Consolidated Financial Information
                (Dollars in Thousands, except per share amounts)

                                                            Three months      Three months
                                                               ended             ended
                                                             9/30/2006         9/30/2005
                                                           --------------    --------------
RENTAL OPERATIONS
Revenues
  Rent                                                     $       24,717    $       11,985

Operating expenses
  Rental expenses                                                   5,859             2,651
  Property taxes                                                    2,469             1,122
  Depreciation and amortization                                     5,618             2,820
    Total operating expenses                               $       13,946    $        6,593

      Operating income from rental operations              $       10,771    $        5,392

SERVICE OPERATIONS (HADC)
Revenues
  Development and project management fees                  $          512    $          523

Expenses
  Cost of sales and project costs                                     449               321
  General and administrative expenses                                  43               158
    Gain from service operations                           $           20    $           44

GENERAL AND ADMINISTRATIVE EXPENSES
  Corporate operations                                              3,982             1,057
    Abandoned Deals Expense                                            24                 -
      Total General and Administrative Expenses            $        4,006    $        1,057

        Operating income                                   $        6,785    $        4,379

OTHER INCOME (EXPENSE)
  Interest income (expense)                                        (7,076)           (2,783)
  Other income (expense)                                              (71)              (42)
    Total other income (expense)                           $       (7,147)   $       (2,825)

Income tax benefit (expense)                                           (8)              (17)

Net income (loss) before minority interest                 $         (370)   $        1,537

Minority interest in income of common unit
 holders and other subsidiaries                                       (92)              (21)

Net income (loss)                                          $         (462)   $        1,516

Dividends on preferred shares                                         991               992

Net Income (Loss) available for common
 shareholders                                              $       (1,453)   $          524

Weighted average shares of common stock
 outstanding
  - Basic                                                          20,948            13,771
  - Diluted*                                                       20,948            14,175

* Same as the basic due to the anti-dilutive
   effect of the net loss
Net income (loss) per common share
  - Basic and diluted                                      $        (0.07)   $         0.04

                        Windrose Medical Properties Trust
                  Condensed Consolidated Financial Information
                (Dollars in Thousands, except per share amounts)

                                                            Three months      Three months
                                                               ended             ended
                                                             9/30/2006         9/30/2005
                                                           --------------    --------------
Funds from operations(1) (FFO):
 Net income (loss) available for
  common shareholders                                      $       (1,453)   $          524
 Add back (deduct):
  Amortization and depreciation expense                             5,618             2,820
  Minority interest share of depreciation
   and amortization                                                  (135)              (74)

 Funds from operations (FFO)                               $        4,030    $        3,270

Weighted average shares of common stock
 outstanding

  - Basic                                                          20,948            13,771
  - Diluted                                                        20,948            14,175

FFO per common share
  - Basic and diluted                                      $         0.19    $         0.24

                        Windrose Medical Properties Trust
                  Condensed Consolidated Financial Information
                             (Dollars in Thousands)

                                                            Three months      Three months
                                                               ended             ended
                                                             9/30/2006         9/30/2005
                                                           --------------    --------------
Funds available for distribution(2) (FAD):
 Funds from operations (FFO)                               $        4,030    $        3,270
 Add back (deduct):
  Straight-line rent adjustment                                      (969)             (468)
  Rental income associated with above/below
   market leases                                                      332               143
  Amortization of deferred financing fees                             193               193
  Depreciation of property, plant and
   equipment                                                           53                41
  Minority interest share of FAD
   adjustments                                                         36                15

 Funds available for distribution (FAD)                    $        3,675    $        3,194

 Cash Spent on Tenant Improvements,
  Capital Expenditures and Leasing Commissions

  Capital improvement expenditures                         $           25    $           65
  Tenant improvements and leasing commissions                         406                91
Total                                                      $          431    $          156

   Reconciliation of Net Income to Cash Flows Provided by Operating Activities

                                                            Three months      Three months
                                                               ended             ended
                                                             9/30/2006         9/30/2005
                                                           --------------    --------------
Net income (loss)                                          $         (462)   $        1,516

Adjustments to reconcile net income to net
 cash provided by operating activities:
 Depreciation and amortization                                      5,618             2,820
 Rental income associated with above/below
  market leases                                                       332               143
 Deferred income taxes                                                  8                17
 Stock compensation expense                                           156                28
 Amortization of deferred financing fees                              193               193
 Amortization of fair value of debt
  adjustment                                                         (107)             (214)
Minority interest in earnings                                          92                21
Increase (decrease) in cash due to changes
 in:
  Construction receivables and payables, net                         (221)              (61)
  Straight line rent receivable                                      (969)             (472)
  Revenue earned in excess of billings                                 77                 -
  Billings in excess of revenues earned                                54              (107)
  Receivables from tenants                                         (1,586)               94
  Other accrued revenues and expenses                               3,817               465
   Cash flows provided by operating
    activities                                             $        7,002    $        4,443

               Reconciliation of Cash Flows Provided by Operating
              Activities to Funds Available for Distribution (FAD)

                                                            Three months      Three months
                                                               ended             ended
                                                             9/30/2006         9/30/2005
                                                           --------------    --------------
Cash flows provided by operating
 activities                                                         7,002    $        4,443
 Add (Deduct):
  Non-income Operating Cash Flows:
   Billings in excess of revenues earned                              (54)                -
   Revenue earned in excess of billings                               (77)              107
   Deferred income taxes                                               (8)              (17)
   Receivables from tenants                                         1,586               (94)
   Amortization of fair value of debt                                 107               214
   Depreciation of PP&E and amortization
    of other assets                                                    53                45
   Other accrued revenues and expenses                             (3,817)             (465)
   Construction payables, net                                         221                61
   Stock compensation expense                                        (156)              (28)
   Minority interest in earnings                                      (92)              (21)
   Minority interest share of depreciation
    and amortization and FAD Adjustments                              (99)              (59)
   Preferred dividends                                               (991)             (992)
 Funds available for distribution (FAD)                    $        3,675    $        3,194

                        Windrose Medical Properties Trust
                      Condensed Consolidated Balance Sheets
                             (Dollars in Thousands)

                                                             9/30/2006         9/30/2005
                                                           --------------    --------------
Cash and cash equivalents                                  $       11,910    $       10,690
Net real estate assets                                            707,738           419,484
Other assets                                                       53,400            16,359
  Total assets                                             $      773,048    $      446,533

Debt                                                       $      417,036    $      228,185
Liability to subsidiary trust
 issuing preferred securities                                      51,000                 -
Payables and other liabilities                                     22,981            17,613
Minority interest                                                   5,799             5,592
Shareholders' equity                                              276,232           195,143
  Total liabilities and shareholders'
   equity                                                  $      773,048    $      446,533

(1) The Company believes that funds from operations ("FFO") is helpful in understanding the Company's operating performance in that FFO excludes depreciation and amortization expense on real estate assets. The Company believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. FFO should not be considered as an alternative to cash flows from operating, investing and financing activities as a measure of liquidity. The White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in April 2002 defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains from sales of properties, plus real estate related depreciation and amortization and comparable adjustments for the Company's portion of these items related to unconsolidated entities and joint ventures.

(2) The Company's management considers funds available for distribution ("FAD") to be a useful liquidity measure because FAD provides investors with an additional basis to evaluate the ability of the Company to incur and service debt and to fund capital expenditures and distributions to shareholders and unit holders. The Company derives FAD by adjusting FFO for certain non-cash items such as the straight line rent adjustment, above/below market lease rents, amortization of loan fees, and depreciation of non-real estate property, plant and equipment.

     The Company's calculations of FFO and FAD may not be comparable to FFO and FAD reported by other real estate investment trusts ("REITs") due to the fact that not all REITs use the same definitions. FFO and FAD should not be considered as alternatives to net income as indicators of the Company's operating performance or alternatives to cash flows as measures of liquidity. FFO and FAD do not measure whether cash flow is sufficient to fund all of the Company's cash needs, including principal amortization, capital expenditures, and distributions to shareholders and unit holders. Additionally, FFO and FAD do not represent cash flows from operating, investing or financing activities as defined by GAAP.

     Reclassifications: Certain prior quarter balances have been reclassified to conform to the current presentation.

    Contact:
    Windrose Medical Properties Trust
    Fred Farrar
    President and COO
    (317) 860-8213

    Investors/Media:
    The Ruth Group
    Stephanie Carrington/Jason Rando
    (646) 536-7017/7025 scarrington@theruthgroup.com jrando@theruthgroup.com

SOURCE  Windrose Medical Properties Trust
    -0-                             11/03/2006
    /CONTACT: Fred Farrar, President and COO, Windrose Medical Properties Trust, +1-317-860-8213; Investors/Media - Stephanie Carrington,
+1-646-536-7017, scarrington@theruthgroup.com, or Jason Rando,
+1-646-536-7025, jrando@theruthgroup.com, both of The Ruth Group/
    /Web site:  http://www.windrosempt.com /